As filed with the Securities and Exchange Commission on January 28, 2021

Registration No. 333-252183

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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Galaxy Next Generation, Inc.

(Exact name of Registrant as specified in its charter)

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Nevada	8211	61-1363026
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

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285 N Big A Road

Toccoa, Georgia 30577

(706) 391-5030

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Gary LeCroy

Chief Executive Officer and

Chairman of the Board of Directors

Galaxy Next Generation, Inc.

285 N Big A Road

Toccoa, Georgia 30577

(706) 391-5030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, New York 10174 (212) 907-6457

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

EXPLANATORY NOTE

Galaxy Next Generation, Inc. (the "Company") is filing this Amendment No. 1 (this "Amendment") to its Registration Statement on Form S-1 (File No. 333- 333-252183 ) (the "Registration Statement") as an exhibits only filing to file Exhibit 101 - XBRL. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. This Amendment does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1

Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Annual Report on Form 10-K/A, File No. 000-56006, filed with the Securities and Exchange Commission on October 16, 2020 )

3.2	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 8A-12G, File No. 000-56006, filed with the Securities and Exchange Commission on December 3, 2018)
4.1

Galaxy Next Generation, Inc. Employees, Directors, and Consultants Stock Plan for the Year 2019 (incorporated herein by reference to Exhibit 4.4 to the Registration Statement Form S-8, File No. 333-229532, filed with the Securities and Exchange Commission on February 6, 2019)

4.2

Employees, Directors, and Consultants Stock Plan for the Year 2020 (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-8, File No. 333-229532, filed with the Securities and Exchange Commission on September 18, 2020)

4.3

Description of Securities (incorporated herein by reference to Exhibit 4.3 to Amendment No. 1 to the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on October 16, 2020).

5.1	Opinion of Parsons Behl & Latimer
10.1

Agreement and Plan of Merger between Full Circle Registry, Inc. and Galaxy Next Generation, Inc. dated June 6, 2018 (incorporated herein by reference to Exhibit 10.01 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on June 7, 2018)

10.2

Share Purchase Agreement dated January 24, 2019 between Galaxy Next Generation, Inc. and CIA LLC. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on February 13, 2019)

10.3

Stock Purchase Agreement dated September 3, 2019 between Galaxy Next Generation, Inc., Interlock Concepts, Inc., and Ehlert Solutions Group, Inc., its sister company (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 5, 2019)

10.4

Secured Convertible Debenture issued by Galaxy Next Generation, Inc. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on December 4, 2019)

10.5

Securities Purchase Agreement, initially dated as of October 28, 2019 and amended and restated as of November 25, 2019, between Galaxy Next Generation, Inc. and YA II PN, LTD. (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on December 4, 2019)

10.6

Security Agreement dated as of October 29, 2019 between Galaxy Next Generation, Inc. and YA II PN, LTD. (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on December 4, 2019)

10.7

Registration Rights Agreement initially dated as of October 28, 2019 and amended and restated as of November 25, 2019 between Galaxy Next Generation, Inc. and YA II PN, LTD. (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on December 4, 2019)

10.8

Employment Agreement between the Company and Magen McGahee dated January 1, 2017 (incorporated herein by reference to Exhibit 10.8 to the Registration Statement on Form S-1, File No. 333-235905, filed with the Securities and Exchange Commission on January 13, 2020)

10.9

Amendment to Purchase Agreement, dated July 9, 2020 by and between Galaxy Next Generation, Inc. and Tysadco Partner, LLC. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on July 10, 2020)

10.10

Registration Rights Agreement dated May 31, 2020 by and between Galaxy Next Generation, Inc. and Tysadco Partner, LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K, File No. 000-56006, filed with the Securities and Exchange Commission on July 10, 2020)

10.11

Employment Agreement between the Company and Gary LeCroy dated January 1, 2020 (incorporated herein by reference to Exhibit 10.11 to the Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)

10.12

Employment Agreement between the Company and Magen McGahee dated January 1, 2020 (incorporated herein by reference to Exhibit 10.12 to the Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)

10.13

 Amendment to Employment Agreement between the Company and Gary LeCroy dated September 1, 2020 (incorporated herein by reference to Exhibit 10.13 to the Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)

10.14

Amendment to Employment Agreement between the Company and Magen McGahee dated September 1, 2020 (incorporated herein by reference to Exhibit 10.14 to the Registrant's Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)

10.15

Form of Secured Convertible Debenture issued by Galaxy Next Generation, Inc. (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020)

10.16

Securities Purchase Agreement, initially dated as of August 18, 2020 and amended and restated as of October 1, 2020, between Galaxy Next Generation, Inc. and YA II PN, LTD. (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020)

10.17

Security Agreement dated as of August 18, 2020 and amended and restated as of October 1, 2020 between Galaxy Next Generation, Inc. and YA II PN, LTD. (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020)

10.18

Registration Rights Agreement initially dated as of August 18, 2020 and amended and restated as of October 1, 2020 between Galaxy Next Generation, Inc. and YA II PN, LT (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020)

10.19

Amended and Restated Purchase Agreement dated December 29, 2020, by and between Galaxy Next Generation, Inc. and Tysadco Partners LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2021).

10.20

Registration Rights Agreement, dated December 29, 2020, by and between Galaxy Next Generation, Inc. and Tysadco Partners LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2021).

10.21

Securities Purchase Agreement, dated December 29, 2020, by and between Galaxy Next Generation, Inc. and Tysadco Partners LLC (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2021).

21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Annual Report on Form 10-K, File No. 000-56006, filed with the Securities and Exchange Commission on September 28, 2020)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Parsons Behl & Latimer (contained in Exhibit 5.1)
24.1	Power of Attorney (Included on the signature page of the S-1 registration statement dated January 15, 2021)
101	XBRL Interactive Data (1)

(1) Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No.1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toccoa, Georgia, January 28, 2021.

GALAXY NEXT GENERATION, INC.

By:	/s/Gary LeCroy
Name:	Gary LeCroy
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No.1 to Registration Statement on Form S-1 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

/s/ Gary LeCroy Gary LeCroy	Chief Executive Officer and Director (principal executive officer)	January 28, 2021

/s/ Magen McGahee Magen McGahee	Chief Operating Officer, Chief Financial Officer, Secretary and Director (principal financial and accounting officer)	January 28, 2021

/s/ Carl R. Austin	Director	January 28, 2021
Carl R. Austin